Exhibit 3.119

The Commonwealth of Massachusetts
Secretary of the Commonwealth
State House, Boston, Massachusetts 02133
William Francis Galvin Secretary of the Commonwealth

June 3, 2003

          TO WHOM IT MAY CONCERN:

                    I hereby certify that according to the records of this office,

OHIMA, INC.

is a domestic corporation organized on July 14, 1999, under the General Laws of the Commonwealth of Massachusetts.

          I further certify that there are no proceedings presently pending under the Massachusetts General Laws Chapter 156B section 101 for said corporations dissolution; that articles of dissolution have not been filed by said corporation; that, said corporation has filed all annual reports, and paid all fees with respect to such reports, and so far as appears of record said corporation has legal existence and is in good standing with this office.

In testimony of which, I have hereunto affixed the Great Seal of the Commonwealth on the date first above written.
/s/ William Francis Galvin Secretary of the Commonwealth

          *MGL Chapter 156B Section 83A provides that certain consolidations and mergers may be filed with the division within thirty days after the effective date of the merger or consolidation.

FEDERAL IDENTIFICATION
NO. 06-1552118

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

CERTIFICATE OF CHANGE OF PRINCIPAL OFFICE
(General Laws, Chapter 156B, Section 14)

I,	Daniel J. Booth	, *Clerk / *Assistant Clerk

of	OHIMA, INC.	,
(Exact name of corporation)

having a principal office at	2 Oliver Street, Boston, MA 02109	,
(Street address of corporation in Massachusetts)

certify that pursuant to General Laws, Chapter 156B, Section 14, the directors of said corporation have changed the location of the principal office of the corporation to:

101 Federal Street, Suite 300, Boston, MA 02110
(New street address of corporation in Massachusetts including number, street, city or town and zip code.)

[ILLEGIBLE]
COMMONWEALTH

02 SEP PM 2:38

CORPORATION DIVISION

SIGNED UNDER THE PENALTIES OF PERJURY, this   29  day of   August  , 2002   ,

/s/ Daniel J. Booth	, *Clerk / *Assistant Clerk.
Daniel J. Booth

*Delete the inapplicable words.

D

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION
(General Laws, Chapter 1568)

ARTICLE I
The exact name of the incorporation is:

OHIMA INC.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

          To engage in the business associated with the operation of healthcare facilities.

          To carry on business or other activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referenced in the preceding paragraph.

C	☐
P	☐
M	☐
R.A.	☑
99195004

[ILLEGIBLE]

ARTICLE III

[ILLEGIBLE] and per value, if any, of each class of stock which the corporation is authorized to issue.

Without Par Value		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	-	Common:	200,000	$.01

Preferred:	-	Preferred:	-	-

ARTICLE IV

[ILLEGIBLE] one class of stock is authorised, state a distinguishing designation for each class. Prior to the issuance of any [ILLEGIBLE] shares of another [ILLEGIBLE] are outstanding, the corporation must provide a description of the preferences, [ILLEGIBLE], and special or relative rights or privileges of that class and of each other class of which shares [ILLEGIBLE] and of each series then established within any class.

          N/A

ARTICLE V

The restrictions, if any, imposed by the Article of Organization upon the transfer of shares of stock of any Class are:

          None.

ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          None.

[ILLEGIBLE]

** if there are no provisions state “None”

Note: The preceding six (6) articles are considered to be [ILLEGIBLE] and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth [ILLEGIBLE] effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

          N/A

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Article of Organization.

a. The [ILLEGIBLE] address (post office boxes are not acceptable) of the principal office of the corporation in massachusetts is:

          [ILLEGIBLE] c/o C/T Corporation System 2 Oliver Street, Boston, MA 02109

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Essel W. Bailey, Jr.	One Hillside Court Ann Arbor, MI 48104	Same
Treasurer:	David A. Stover	240 Stonebridge North Ann Arbor, MI 48108	Same
Clerk:	Susan Kovach	180 Lake Village Drive Ann Arbor, MI 48103	Same
Direcrtors:	Essel W. Bailey, Jr.	One Hillside Court Ann Arbor, MI 48104	Same

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

          December 31

d. The name and business address of the resident agent, if any, of the corporation is:

          c/o C/T Corporation System, 2 Oliver Street, Boston, MA 02109

ARTICLE IX

By laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose name are set forth above, have been duly elected.

IN WITHNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 1568 and do hereby sign these Articles of Organization as incorporator(s) this   13th   day of            July           , 1999.

/s/ Susan Kovach
Susan Kovach 900 Victors Way, Suite 350
Ann Arbor, MI 48108

[ILLEGIBLE]

# 73998

THE COMMONWEALTH OF MASSACHUSETTS

[ILLEGIBLE]
ARTICLES OF ORGANIZATION
(General Laws, Chapter 1568)

I hereby certify that, upon examination of these Article, of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with and I hereby approve said articles; and the filing fee in the amount of [ILLEGIBLE] having been paid, said article are deemed to have been filed with [ILLEGIBLE] this 14th day of JULY 1999.

Effective date:

/s/ William Frances Galvin

WILLIAM FRANCES GALVIN
Secretary of the Commonwealth

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

Jon Olinto
Baje And Dorr LLP 60 State Street
Boston, MA 02109

Telephone:	(617) 526-5061